August 3, 1999



                                  LETTERHEAD OF
                         DELOITTE TOUCHE TOHMATSU JAIYOS
                                Bangkok, Thailand



August 3, 1999


U.S. Securities and Exchange Commission
450 Fifth Street,  N.W.
Washington, D.C. 20549


Gentlemen:

We have the read the statements made by King Power International Group Co., Ltd. and contained in Item 4 - Changes in Registrant's Certifying Accountants,
Section I, as contained in the Company's Form 8-K dated August 1, 1999. Please be advised that we have no disagreements with any of the statements contained in the first, second, third and fourth paragraphs.


Yours very truly,

/s/   Deloitte Touche Tohmatsu Jaiyos
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      Deloitte Touche Tohmatsu Jaiyos